Exhibit 32.1

CEO CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Emclaire Financial Corp (the Corporation) on Form 10-Q for the period ending September 30, 2012 as filed with the Securities and Exchange Commission on the date here (the Report), I, William C. Marsh, Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Corporation.

/s/ William C. Marsh

William C. Marsh
Chairman of the Board,
President and Chief Executive Officer

November 13, 2012

Note: A signed original of this written statement has been provided to Emclaire Financial Corp and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.